Exhibit 21.1
Subsidiaries of DENTSPLY International Inc. (the “Company”)- December 31, 2012

1	Advanced Technology Research SRL (Italy)

2	AMD Lasers LLC (Indiana)

3	Ceramco Europe Limited (Cayman Islands)

4	Ceramco Manufacturing B.V. (Netherlands)

5	Cicero Dental Systems B.V. (Netherlands)

6	DeguDent Benelux B.V. (Netherlands)

7	DeguDent da Amazonia Industria e Comercio Ltda. (Brazil)

8	DeguDent GmbH (Germany)

9	Dental Depot Lomberg BV (Netherlands)

10	Dental Trust B.V. (Netherlands)

11	Dentsply (NZ) Limited (New Zealand)

12	Dentsply (Philippines) Inc. (Philippines)

13	Dentsply (Singapore) Pte. Ltd. (Singapore)

14	Dentsply (Thailand) Ltd. (Thailand)

15	Dentsply Acquisition S.a.r.l. (Luxembourg)

16	Dentsply Acquisition US LLC

17	Dentsply Argentina S.A.C.e.I. (Argentina)

18	Dentsply Asset Management GmbH&KG (Germany)

19	Dentsply Australia Pty. Ltd. (Australia)

20	Dentsply Austria GmbH (Austria)

21	Dentsply Benelux Sarl (Luxembourg)

22	Dentsply Canada Ltd. (Canada)

23	Dentsply CE S.a.r.l. (Luxembourg)

24	Dentsply Dental (Tianjin) Co. Ltd. (China)

25	Dentsply Dental S.a.r.l. (Luxembourg)

26	Dentsply DeTrey GmbH (Germany)

27	Dentsply Deutschland GmbH (Germany)

28	Dentsply Espana SL (Spain)

29	Dentsply EU Holding S.a.r.L (Luxembourg)

30	Dentsply Europe S.a.r.l. (Luxembourg)

31	DENTSPLY Finance Co. (Delaware)

32	Dentsply France S.A.S. (France)

33	Dentsply Friadent Benelux NV (Belgium)

34	Dentsply Friadent Espana SA (Spain)

35	Dentsply Friadent Scandinavia Aps (Denmark)

36	Dentsply Friadent Taiwan Co, Ltd. (Taiwan)

37	Dentsply Friadent Turkey (Turkey)

38	Dentsply GAC Europe SAS(France)

39	Dentsply Germany Holdings GmbH (Germany)

40	Dentsply Germany Investments GmbH (Germany)

41	DENTSPLY Holding Company (Delaware)

42	Dentsply Holdings S.a.r.l. (Luxembourg)

43	Dentsply Holdings Unlimited (U.K.)

44	Dentsply IH AB(Sweden)

45	Dentsply IH AS (Denmark)

46	Dentsply IH AS (Norway)

47	Dentsply IH Benelux B.V. (Netherlands)

48	Dentsply IH France SAS (France)

49	Dentsply IH GmbH (Austria)

50	Dentsply IH GmbH (Germany)

51	Dentsply IH Holding GmbH (Germany)

52	Dentsply IH Inc (US)

53	Dentsply DeTrey Sarl (Switzerland)

54	Dentsply IH K.K. (Japan)

55	Dentsply IH Ltd (UK)

56	Dentsply IH Oy (Finland)

57	Dentsply IH Pty/ Ltd (Australia)

58	Dentsply IH Russia (Russia)

59	Dentsply IH S.A. (Spain)

60	Dentsply IH S.A. (Switzerland)

61	Dentsply IH SA (Portugal)

62	Dentsply IH SP.z.o.o (Poland)

63	Dentsply IH SpA (Italy)

64	Dentsply IH Sverige AB (Sweden)

65	Dentsply Implants Manufacturing GmbH(Germany)

66	Dentsply India Pvt. Ltd. (India)

67	Dentsply Investments KG (Germany)

68	Dentsply Israel Ltd. (Israel)

69	Dentsply Italia SrL (Italy)

70	Dentsply Korea Limited (Korea)

71	Dentsply Limited (Cayman Islands)

72	Dentsply LLC (Delaware)

73	Dentsply Luxembourg Sarl

74	Dentsply Mexico S.A. de C.V. (Mexico)

75	DENTSPLY North America LLC (Delaware)

76	DENTSPLY Prosthetics U.S. LLC (Delaware)

77	Dentsply Russia Limited (U.K.)

78	Dentsply Russia LLC (Russia)

79	Dentsply Sarl (Luxembourg)

80	Dentsply Services (Switzerland) S.a.r.L. (Switzerland)

81	Dentsply South Africa (Pty) Limited (South Africa)

82	Dentsply Sweden AB (Sweden)

83	Dentsply Tianjin International Trading Co. Ltd. (China)

84	DENTSPLY-Sankin K.K. (Japan)

85	DLA Pharmaceutical Ltda. (Brazil)

86	Dentsply Industria e Comercio Ltda. (Brazil)

87	DSHealthcare Inc. (Delaware)

88	Ducera Dental Verwaltungs GmbH (Germany)

89	Elephant Dental B.V. (Netherlands)

90	EndoAction Inc. (Delaware)

91	ES Healthcare (Belgium)

92	ES Holding NV Co.(Belgium)

93	ES Tooling NV (Belgium)

94	Friadent Schweiz AG (Switzerland)

95	GAC (International) Pty Ltd (Australia)

96	GAC Deutschland GmbH (Germany)

97	GAC International Asia Pte. Ltd. (Singapore)

98	GAC International LLC (New York)- Delaware

99	GAC Norge AS (Norway)

100	GAC, SA (Switzerland)

101	Maillefer Instruments Consulting S.a.r.l. (Switzerland)

102	Maillefer Instruments Holding S.a.r.l. (Switzerland)

103	Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)

104	Maillefer Instruments Trading S.a.r.l. (Switzerland)

105	Materialise Dental France SAS(France)

106	Materialise Dental GmbH(Germany)

107	Materialise Dental Inc. (US)

108	Materialise Dental Japan Inc. (70%)(Japan)

109	Materialise Dental NV (Belgium)

110	Materialise Dental Spain S.L.U.(Spain)

111	Materialise Ukraine LLC(Ukraine)

112	Megalopolis Dental S.A. de C.V. (Mexico)

113	Ortho Concept Sarl (France)

114	Orthodental International, Inc. (US)

115	Orthodental S.A. de C.V. (Mexico)

116	OrthoSpain S.L. (Spain)

117	Osteointegration Materials LLC (Delaware)

118	Planer Dentaprise GmbH (Austria)

119	Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)

120	Prident International, Inc. (California)

121	PT Dentsply Indonesia (Indonesia)

122	Raintree Essix Inc. (Delaware)

123	Ransom & Randolph Company (Delaware)

124	Rawex Poland (Poland)

125	Sankin Laboratories K.K. (Japan)

126	DeguDent Industria e Comercio Ltda. (Brazil)

127	TDP NT LLC (Delaware)

128	Tulsa Dental Products LLC (Delaware)

129	Tulsa Luxembourg LLC (Luxembourg)

130	Tulsa Luxembourg Sarl (Luxembourg)

131	Tuzodent S.A. de C.V. (Mexico)

132	VDW GmbH (Germany)

133	Zhermack GmbH (Germany)

134	Zhermack SpA (Italy)

135	Zhermack, Inc. (US - Nevada)

136	Zhermapol SP Zoo (Poland)